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                                                                       EXHIBIT J

                         CONSENT OF INDEPENDENT AUDITORS


We consent the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report on Calamos Advisors Trust - Calamos Convertible Portfolio dated February 16, 2000 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus and Statement of Additional Information of Calamos Advisors Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-72511) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-09237).






                                                               ERNST & YOUNG LLP

Chicago, Illinois
April 26, 2000